UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Cipherloc Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on

September 13, 2021.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 15, 2021
Date: September 13, 2021 Time: 9:00 a.m., Local Time
Location: 6836 Bee Cave Rd, BLDG. 1, S#279
Austin, TX 78746

You are receiving this communication because you hold shares in Cipherloc Corporation (the “Company”).

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at http://annualgeneralmeetings.com/cipherloc/ or easily request a paper copy.

We encourage you to access and review all of the important information contained in the proxy materials before voting. Your Proxy Card will be automatically be mailed to you in a separate mailing.

Before You Vote

How to Access the Proxy Materials

How to View Online:

Visit: http://annualgeneralmeetings.com/cipherloc/

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY E-MAIL*: info@pacificstocktransfer.com

2) BY TELEPHONE: 1-800-785-7782

3) ONLINE: http://annualgeneralmeetings.com/cipherloc/ under the Contact Us tab

* If requesting materials by e-mail, please put Cipherloc Corporation Annual Meeting in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 20, 2021 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your shares.

Vote By Internet: To vote by Internet, go to https://ipst.pacificstocktransfer.com/pxlogin. Have the control ID on your Proxy Card ready and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.) Election of Directors

2.) Ratification of the appointment of auditors, Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending September 30, 2021

3.) To approve and adopt the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and the reservation of 8,000,000 shares of common stock for issuance thereunder

4.) To approve the reincorporation of the Company from the State of Texas to the State of Delaware

5.) To grant discretionary authority to our board of directors to (i) amend our proposed Delaware certificate of incorporation, after the Company effectuates its reincorporation to the State of Delaware, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-20 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders

6.) To approve an amendment of the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code in the event that the reincorporation of the Company from the State of Texas to the State of Delaware is not consummated

7.) To approve, by non-binding advisory vote, of the resolution approving named executive officer compensation

8.) To approval, by non-binding advisory vote, of the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation